Exhibit 5.1

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NEW YORK 10022-0123

(212) 603-6300

FAX (212) 956-2164

July 15, 2015

xG Technology, Inc.

240 S. Pineapple Avenue, Suite 701

Sarasota, FL 34236

Re:	Shares to be registered on Form S-8

Gentlemen:

We have acted as counsel to you, xG Technology, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 1,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”) related to the Company’s 2015 Employee Stock Purchase Plan (the “2015 ESPP”).

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as   being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, the Plans, the Certificate of Incorporation as amended, of the Company, the Bylaws of the Company, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent the Shares are issued in accordance with the Plans, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.